                                                     EXHIBIT 99.2

  UNAUDITED BARNES GROUP INC. PRO FORMA CONSOLIDATED FINANCIAL
         STATEMENTS INFORMATION WITH EXPLANATORY NOTES.

     On August 30, 1999, Barnes Group Inc. (the Company) purchased substantially all of the assets of the nitrogen gas spring business of the Teledyne Fluid Systems Division of Teledyne Industries, Inc. pursuant to an Asset Purchase and Sale Agreement dated as of July 27, 1999. The $89.7 million purchase price of the Nitrogen Business Unit has been preliminarily allocated to tangible and intangible assets and liabilities of the Nitrogen Business Unit based upon estimates of their respective values. These allocations may be subsequently adjusted based upon appraisals, valuations and other studies, which will be finalized over the next several months. Final values may differ substantially from those shown herein.

     The following unaudited pro forma consolidated financial information has been prepared from the historical financial statements of Barnes Group Inc. and Teledyne Fluid Systems' Nitrogen Business Unit and adjusted to reflect the acquisition using the purchase method of accounting. These unaudited pro forma financial statements should be read in conjunction with the Company's historical financial statements and related notes filed on Form 10-K on March 24, 1999 for the fiscal year ended December 31, 1998 and the Teledyne Fluid Systems' Nitrogen Business Unit audited financial statements and related notes as presented in
EXHIBIT 99.1 of this report.

     The unaudited pro forma consolidated financial statement information is presented for informational purposes only. The pro forma results from operations and statement of financial position are not necessarily indicative of what would have resulted had the acquisition occurred on January 1, 1998, January 1, 1999 or as of December 31, 1998 or which may result in the future. The Company believes it has used reasonable methods in the preparation of this financial statement information.

                               BARNES GROUP INC.
                     Pro Forma Consolidated Balance Sheet
                               December 31, 1998
                            (Dollars in thousands)
                                  (Unaudited)
                                       Nitrogen   Pro Forma         Barnes
                          Barnes       Business   Adjust-           Group Inc.
                          Group Inc.   Unit       ments      Notes  Pro Forma
                          ---------    --------   ---------  -----  ---------
ASSETS
Current assets
 Cash and cash
   equivalents            $ 40,206    $  4,764    $ (4,764)    (1)  $ 40,206
  Short-term investments     2,566          --          --             2,566
  Accounts receivable,
   less allowances          82,809       8,633         (18)    (1)    91,424
  Due from affiliates           --       2,320      (2,320)    (1)        --
  Inventories               64,404       5,116         445   (1) (2)  69,965
  Deferred income taxes
   and prepaid expenses     17,243         463        (385)    (1)    17,321
                          --------    --------    --------          --------
    Total current assets   207,228      21,296      (7,042)          221,482

Deferred income taxes       25,136         127        (127)    (1)    25,136
Property, plant
 and equipment             139,247       8,915       3,442   (1) (2) 151,604
Goodwill                    18,224         899      69,267     (3)    88,390
Other assets                29,069         307       4,424     (2)    33,800
                          --------    --------    --------          --------
Total assets              $418,904    $ 31,544    $ 69,964          $520,412
                          ========    ========    ========          ========

      See accompanying notes to the pro forma consolidated balance sheet.


                               BARNES GROUP INC.
                     Pro Forma Consolidated Balance Sheet
                               December 31, 1998
                            (Dollars in thousands)
                                  (Unaudited)
                                        Nitrogen   Pro Forma        Barnes
                             Barnes     Business   Adjust-          Group Inc.
                             Group Inc. Unit       ments     Notes  Pro Forma
                             ---------  --------   --------  -----  ---------
LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current liabilities
  Notes payable              $  6,766   $     --   $    829    (4)  $  7,595
  Accounts payable             38,439      3,360      3,300    (7)    45,099
  Accrued taxes and
   other liabilities           52,934      5,537     (1,663) (1) (6)  56,808
  Guaranteed ESOP
   obligation-current           2,205         --         --            2,205
                             --------   --------   --------         --------
  Total current liabilities   100,344      8,897      2,466          111,707

Long-term debt                 51,000        124     88,876    (4)   140,000
Accrued retirement benefits    68,129         --         --           68,129
Taxes and other liabilities    10,757        205        940  (1) (6)  11,902

Stockholders' equity
  Common stock-par value
   $0.01 per share                220         --         --              220
  Additional paid-in capital   49,231         --         --           49,231
  Treasury stock at cost      (42,893)        --         --          (42,893)
  Retained earnings           204,364     23,534    (23,534)   (5)   204,364
  Accumulated other
   comprehensive income       (20,043)    (1,216)     1,216    (5)   (20,043)
  Guaranteed ESOP obligation   (2,205)        --         --           (2,205)
                             --------   --------   --------         --------
Total stockholders' equity    188,674     22,318    (22,318)         188,674
                             --------   --------   --------         --------
Total liabilities and
 stockholders' equity        $418,904   $ 31,544   $ 69,964         $520,412
                             ========   ========   ========         ========

      See accompanying notes to the pro forma consolidated balance sheet.

                               BARNES GROUP INC.
            Notes to Unaudited Pro Forma Consolidated Balance Sheet
                               December 31, 1998

     The unaudited pro forma consolidated balance sheet includes the pro forma adjustments to reflect the acquisition of the Nitrogen Business Unit as if it took place on December 31, 1998.

     Note (1) Adjustments to eliminate assets and liabilities that were not part of the purchase agreement.

     Note (2) Adjustments to record Nitrogen Business Unit's assets at estimated fair market value.

     Note (3) Adjustment to record incremental goodwill resulting from the purchase of Nitrogen Business Unit.

     Note (4) Adjustments to reflect impact on debt related to the acquisition of Nitrogen Business Unit.

     Note (5) Adjustments to eliminate equity of Teledyne Industries, Inc. in Nitrogen Business Unit.

     Note (6) Adjustments to reflect deferred taxes related to the non-deductibility of certain foreign asset values in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes."

     Note (7)  Adjustment to record costs associated with the acquisition.

                               BARNES GROUP INC.
                   Pro Forma Consolidated Statements of Income
                         Year Ended December 31, 1998
               (Dollars in thousands, except per share data)
                                (Unaudited)
                                   Nitrogen   Pro Forma           Barnes
                        Barnes     Business   Adjust-             Group Inc.
                        Group Inc. Unit       ments      Notes    Pro Forma
                        --------   --------   --------   -----    --------
Net sales               $651,183   $ 47,408   $     --            $698,591

Cost of sales            435,918     28,917      1,459   (A)(B)    466,294
Selling and admin-                                         (C)
 istrative expenses      160,044      8,318         --             168,362
                        --------   --------   --------            --------
                         595,962     37,235      1,459             634,656
                        --------   --------   --------            --------
Operating income          55,221     10,173     (1,459)             63,935

Other income               5,617         92                          5,709

Interest expense           4,106         --      6,564     (D)      10,670
Other expenses             2,069         --      1,743     (E)       3,812
                        --------   --------   --------            --------
Income before income
 taxes                    54,663     10,265     (9,766)             55,162

Income taxes (benefit)    20,169      3,666     (7,369)    (F)      16,466
                        --------   --------   --------            --------
Net income              $ 34,494   $  6,599   $ (2,397)           $ 38,696
                        ========   ========   ========            ========
Per common share:
 Net income-basic       $   1.72   $    .33   $   (.12)           $   1.93
           -diluted         1.69        .32       (.12)               1.89

Average common shares
 outstanding:
           -basic     20,095,710         --         --          20,095,710
           -diluted   20,426,369         --         --          20,426,369

   See accompanying notes to the pro forma consolidated statement of income.

                              BARNES GROUP INC.
                 Pro Forma Consolidated Statements of Income
                 Nine Month Period Ended September 30, 1999
               (Dollars in thousands, except per share data)
                                (Unaudited)
                                   Nitrogen    Pro Forma          Barnes
                        Barnes     Business    Adjust-            Group Inc.
                        Group Inc. Unit        ments     Notes    Pro Forma
                        --------   --------    --------  -----    --------
Net sales               $472,574   $ 30,130   $     --            $502,704

Cost of sales            320,485     17,570        973   (A)(B)    339,028
Selling and admin-                                         (C)
 istrative expenses      111,326      5,803         --             117,129
                        --------   --------   --------            --------
                         431,811     23,373        973             456,157
                        --------   --------   --------            --------
Operating income          40,763      6,757       (973)             46,547

Other income               5,255         --                          5,255

Interest expense           3,530          3      4,376     (D)       7,909
Other expenses             1,204         --      1,162     (E)       2,366
                        --------   --------   --------            --------
Income before income
 taxes                    41,284      6,754     (6,511)             41,527

Income taxes (benefit)    14,243      2,511     (4,400)    (F)      12,354
                        --------   --------   --------            --------
Net income              $ 27,041   $  4,243   $ (2,111)           $ 29,173
                        ========   ========   ========            ========
Per common share:
 Net income-basic       $   1.38   $    .22   $   (.11)           $   1.49
           -diluted         1.37        .21       (.11)               1.47

Average common shares
 Outstanding:
           -basic     19,560,942         --         --          19,560,942
           -diluted   19,796,883         --         --          19,796,883

   See accompanying notes to the pro forma consolidated statement of income.

                               BARNES GROUP INC.
         Notes to Unaudited Pro Forma Consolidated Statement of Income
        for the Periods Ended December 31, 1998 and September 30, 1999

     The unaudited pro forma consolidated statement of income includes the pro forma adjustments to reflect the acquisition of the Nitrogen Business Unit as if it took place on January, 1 1998 and January 1, 1999.

     Note (A) Adjustment to reflect additional cost related to the write-up of Nitrogen Business Unit's inventory to estimated fair market value, expensed over one inventory turn.

     Note (B) Adjustment to reflect additional depreciation expense related to the write-up of Nitrogen Business Unit's fixed assets to estimated fair market value, depreciated over estimated useful lives of 8 years for machinery and equipment and 15 years for buildings.

     Note (C) Adjustment to reflect additional cost related to the write-up of Nitrogen Business Unit's trademarks to estimated fair market value, amortized over an estimated useful life of 30 years.

     Note (D) Adjustment to reflect additional interest expense on the acquisition related debt. The interest was calculated on a pro forma basis using an average rate of 7.3% on borrowings of $89.7 million. A 1% change in the interest rate would impact the interest expense related to the acquisition debt by $0.9 million per year.

     Note (E) Adjustment to reflect additional cost related to acquisition goodwill amortized over its estimated useful life.

     Note (F) Adjustment to reflect the tax deductibility of the above adjustments on the pro forma statements as well as certain foreign tax planning strategies.